EXHIBIT 99.1

Las Vegas Sands Reports
Second Quarter 2026 Results
For the quarter ended June 30, 2026

•Net Revenue $3.15 billion

•Net Income $373 million

•Diluted Earnings per Share $0.53 per Share

•Consolidated Adjusted Property EBITDA $1.12 billion

•LVS Repurchased $787 million of Common Stock during the quarter

•LVS Board of Directors Increased Stock Repurchase Authorization to $6.0 billion

LAS VEGAS, July 22, 2026 - Las Vegas Sands (NYSE: LVS), the leading global developer and operator of Integrated Resorts, today reported financial results for the quarter ended June 30, 2026.

“We continued to execute our strategic objectives during the quarter in both Singapore and Macao while continuing to increase the return of capital to shareholders,” said Patrick Dumont, chairman and chief executive officer.

“In Macao, our ongoing investments in enhanced service and hospitality offerings contributed to growth in volumes across all gaming segments as compared to the prior year, although unusually low hold in rolling play negatively impacted our reported financial results for the quarter.

“At Marina Bay Sands in Singapore, we continued to deliver industry-leading financial performance.

“Looking ahead, we remain confident that our people, our products and our focus on delivering outstanding service, hospitality and entertainment experiences to our customers will drive growth for the company and deliver strong returns to our shareholders in the years ahead.”

Net revenue was $3.15 billion, compared to $3.18 billion in the prior year quarter. Operating income was $618 million, compared to $783 million in the prior year quarter. Net income in the second quarter of 2026 was $373 million, compared to $519 million in the second quarter of 2025.

Consolidated adjusted property EBITDA was $1.12 billion, compared to $1.33 billion in the prior year quarter.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL decreased 0.8% to $1.78 billion, compared to the second quarter of 2025. Net income for SCL decreased 50.0% to $107 million, compared to $214 million in the second quarter of 2025.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $189 million for the second quarter of 2026, compared to $194 million in the prior year quarter. Our weighted average debt balance was $16.06 billion during the second quarter of 2026, compared to $15.85 billion during the second quarter of 2025. Our weighted average borrowing cost was 4.6% during the second quarter of 2026, compared to 4.8% during the second quarter of 2025.

Our effective income tax rate for the second quarter of 2026 was 19.1%, compared to 14.8% in the prior year quarter. The income tax rate for the second quarter of 2026 was primarily driven by a 17% statutory rate on our Singapore operations.

Stockholder Returns
During the second quarter of 2026, we repurchased $787 million of our common stock (approximately 15 million shares at a weighted average price of $52.37). The remaining amount authorized under our share repurchase program was $29 million as of June 30, 2026. Subsequently, on July 21, 2026, the company’s Board of Directors authorized increasing the remaining share repurchase amount to $6.0 billion and extending the expiration date of the authorization to July 21, 2029. Since the resumption of our share repurchase program in the fourth quarter of 2023 through June 30, 2026, we have repurchased 16.3% of our outstanding shares, approximately 124 million shares of our common stock at an average price of $48.49, for a total investment of $6.03 billion. The timing and actual number of shares to be repurchased in the future will depend on a variety of factors, including the company’s financial position, earnings, legal requirements, other investment opportunities and market conditions.

We paid a quarterly dividend of $0.30 per common share during the quarter. Our next quarterly dividend of $0.30 per common share will be paid on August 12, 2026, to Las Vegas Sands stockholders of record on August 4, 2026.

Balance Sheet Items
Unrestricted cash balances as of June 30, 2026 were $3.38 billion.

In May 2026, the company received $1.26 billion of proceeds from the repayment in full of the seller financing loan related to the sale of the Las Vegas real property and operations.

The company has access to $4.26 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit, and $4.68 billion available under a delayed draw term loan facility that may be used to finance development and construction costs, expenses, fees and other payments related to the MBS Expansion Project. As of June 30, 2026, total debt outstanding, net of deferred offering costs and original issue discounts, excluding finance leases, was $15.11 billion.

Capital Expenditures
Capital expenditures during the second quarter totaled $332 million, including construction, development and maintenance activities of $215 million at Marina Bay Sands, $86 million in Macao and $31 million in corporate and other.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, July 22, 2026, at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the leading global developer and operator of integrated resorts. The company’s iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make its host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands® in Singapore and The Venetian® Macao, The Londoner Macao®, The Parisian® Macao, The Plaza® Macao and Four Seasons® Hotel Macao, and Sands® Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Dedicated to being a leader in corporate responsibility, Sands is anchored by the core tenets of serving people, communities and the planet. The company’s ESG leadership has led to inclusion on the Dow Jones Best-in-Class Indices for World and North America, as well as Fortune’s list of the World’s Most Admired Companies. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “can,” “continues,” “estimates,” “expects,” “goals,” “intends,” “looks forward to,” “may,” “opportunities,” “plans,” “positions,” “remains,” “seeks,” “should,” “targets,” “will,” “would” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. These statements represent our expectations, beliefs, intentions or strategies concerning future events that, by their nature, involve a number of risks, uncertainties or other factors beyond our control, which may cause our actual results, performance, achievements or other expectations to be materially different from any future results, performance, achievements or other expectations expressed or implied by these forward-looking statements. These factors include, but are not limited to, the risks associated with: our gaming license in Singapore and concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties and produce future returns; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; and other risks and uncertainties detailed in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statement is made. Las Vegas Sands Corp. assumes no obligation to update any forward-looking statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
Second Quarter 2026 Results
Non-GAAP Financial Measures

Within the company’s second quarter 2026 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures. The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this press release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding pre-opening expense, development expense, gain or loss on disposal or impairment of assets, gain or loss on modification or early retirement of debt, other income or expense and certain nonrecurring corporate expenses, net of income tax. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP financial measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies, including Las Vegas Sands, have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their properties on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal repayments, share repurchases and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
Casino	$2,341	$2,415	$5,080	$4,542
Rooms	359	345	736	669
Food and beverage	168	147	344	288
Mall	198	187	402	373
Convention, retail and other	88	81	177	165
Net revenues	3,154	3,175	6,739	6,037
Operating expenses:
Resort operations	2,041	1,846	4,208	3,569
Corporate	74	69	157	142
Pre-opening	5	9	9	13
Development	43	69	84	138
Depreciation and amortization	350	371	707	733
Amortization of leasehold interests in land	21	20	42	35
Loss on disposal or impairment of assets	2	8	10	15
	2,536	2,392	5,217	4,645
Operating income	618	783	1,522	1,392
Other income (expense):
Interest income	31	42	66	84
Interest expense, net of amounts capitalized	(189)	(194)	(377)	(368)
Other income (expense)	1	(22)	(2)	(23)
Loss on modification or early retirement of debt	—	—	—	(5)
Income before income taxes	461	609	1,209	1,080
Income tax expense	(88)	(90)	(195)	(153)
Net income	373	519	1,014	927
Net income attributable to noncontrolling interests	(27)	(58)	(101)	(114)
Net income attributable to Las Vegas Sands Corp.	$346	$461	$913	$813

Earnings per share:
Basic	$0.53	$0.66	$1.38	$1.15
Diluted	$0.53	$0.66	$1.38	$1.15

Weighted average shares outstanding:
Basic	654	695	661	704
Diluted	656	696	663	704

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net Revenues
The Venetian Macao	$591	$663	$1,301	$1,301
The Londoner Macao	710	642	1,464	1,171
The Parisian Macao	218	194	447	421
The Plaza Macao and Four Seasons Macao	137	194	427	402
Sands Macao	95	71	188	146
Ferry Operations and Other	39	33	77	65
Macao Operations	1,790	1,797	3,904	3,506

Marina Bay Sands	1,380	1,388	2,867	2,551
Intercompany Royalties	83	67	170	128
Intersegment Eliminations(1)	(99)	(77)	(202)	(148)
	$3,154	$3,175	$6,739	$6,037

Adjusted Property EBITDA
The Venetian Macao	$165	$236	$403	$461
The Londoner Macao	192	205	415	358
The Parisian Macao	38	44	84	110
The Plaza Macao and Four Seasons Macao	20	66	134	140
Sands Macao	11	9	20	19
Ferry Operations and Other	4	6	7	13
Macao Operations	430	566	1,063	1,101

Marina Bay Sands	689	768	1,477	1,373
	$1,119	$1,334	$2,540	$2,474

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	27.9%	35.6%	31.0%	35.4%
The Londoner Macao	27.0%	31.9%	28.3%	30.6%
The Parisian Macao	17.4%	22.7%	18.8%	26.1%
The Plaza Macao and Four Seasons Macao	14.6%	34.0%	31.4%	34.8%
Sands Macao	11.6%	12.7%	10.6%	13.0%
Ferry Operations and Other	10.3%	18.2%	9.1%	20.0%
Macao Operations	24.0%	31.5%	27.2%	31.4%

Marina Bay Sands	49.9%	55.3%	51.5%	53.8%

Total	35.5%	42.0%	37.7%	41.0%
____________________

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$373	$519	$1,014	$927
Add (deduct):
Income tax expense	88	90	195	153
Loss on modification or early retirement of debt	—	—	—	5
Other (income) expense	(1)	22	2	23
Interest expense, net of amounts capitalized	189	194	377	368
Interest income	(31)	(42)	(66)	(84)
Loss on disposal or impairment of assets	2	8	10	15
Amortization of leasehold interests in land	21	20	42	35
Depreciation and amortization	350	371	707	733
Development expense	43	69	84	138
Pre-opening expense	5	9	9	13
Stock-based compensation(1)	6	5	9	6
Corporate expense	74	69	157	142
Consolidated Adjusted Property EBITDA	$1,119	$1,334	$2,540	$2,474
____________________

(1)
During the three months ended June 30, 2026 and 2025, the company recorded stock-based compensation expense of $15 million and $17 million, respectively, of which $9 million and $12 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

During the six months ended June 30, 2026 and 2025, the company recorded stock-based compensation expense of $39 million and $26 million, respectively, of which $30 million and $20 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to LVS to Adjusted Net Income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income attributable to LVS	$346	$461	$913	$813

Pre-opening expense	5	9	9	13
Development expense	43	69	84	138
Loss on disposal or impairment of assets	2	8	10	15
Other (income) expense	(1)	22	2	23
Loss on modification or early retirement of debt	—	—	—	5
Income tax impact on net income adjustments(1)	(11)	(14)	(20)	(28)
Noncontrolling interest impact on net income adjustments	—	(8)	(2)	(11)
Adjusted net income attributable to LVS	$384	$547	$996	$968

The following is a reconciliation of Net Income per Diluted Share to Adjusted Earnings per Diluted Share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Per diluted share of common stock:
Net income attributable to LVS	$0.53	$0.66	$1.38	$1.15

Pre-opening expense	0.01	0.01	0.01	0.02
Development expense	0.07	0.10	0.13	0.20
Loss on disposal or impairment of assets	—	0.01	0.01	0.02
Other (income) expense	—	0.03	—	0.03
Loss on modification or early retirement of debt	—	—	—	0.01
Income tax impact on net income adjustments	(0.02)	(0.01)	(0.03)	(0.03)
Noncontrolling interest impact on net income adjustments	—	(0.01)	—	(0.02)
Adjusted earnings per diluted share	$0.59	$0.79	$1.50	$1.38

Weighted average diluted shares outstanding	656	696	663	704
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(In millions)
(Unaudited)

The following reflects the impact on Net Revenues for hold-adjusted win percentage:

	Three Months Ended
	June 30,
	2026	2025
Macao Operations	$147	$(11)
Marina Bay Sands(1)	(49)	(102)
	$98	$(113)

The following reflects the impact on Adjusted Property EBITDA for hold-adjusted win percentage:

	Three Months Ended
	June 30,
	2026	2025
Macao Operations	$87	$(7)
Marina Bay Sands(1)	(37)	(80)
	$50	$(87)
____________________

Note:
These amounts represent the estimated impact of the hold adjustment that would have occurred had the company’s Rolling Chip win percentage for the three months ended June 30, 2026 and 2025, equaled 3.3% for the Macao operations and 4.2% and 4.1%, respectively, for Marina Bay Sands. Included are the estimated commissions paid, discounts and other incentives rebated directly or indirectly to customers, gaming taxes and bad debt expense that would have been incurred or avoided.

(1)
Beginning with the three months ended September 30, 2025, we revised our expected hold-adjusted win percentage for Marina Bay Sands to be based on the theoretical hold percentage measured by technology-enabled gaming tables. Presentation of the prior year period has been revised to be consistent with that methodology.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Casino Statistics:
The Venetian Macao:
Table games win per unit per day(1)	$8,819	$9,710	$9,688	$9,271
Slot machine win per unit per day(2)	$446	$305	$464	$336
Average number of table games	632	658	635	663
Average number of slot machines	1,396	1,651	1,426	1,667

The Londoner Macao:
Table games win per unit per day(1)	$14,008	$11,904	$14,970	$11,194
Slot machine win per unit per day(2)	$718	$591	$673	$506
Average number of table games	523	523	510	509
Average number of slot machines	1,380	1,566	1,418	1,562

The Parisian Macao:
Table games win per unit per day(1)	$7,819	$6,850	$8,403	$7,552
Slot machine win per unit per day(2)	$370	$273	$369	$278
Average number of table games	242	228	241	238
Average number of slot machines	1,291	1,412	1,285	1,352

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day(1)	$14,081	$19,300	$21,781	$20,460
Slot machine win per unit per day(2)	$—	$92	$—	$99
Average number of table games	116	105	114	105
Average number of slot machines(3)	—	53	2	51

Sands Macao:
Table games win per unit per day(1)	$6,665	$5,435	$6,191	$5,774
Slot machine win per unit per day(2)	$276	$256	$272	$246
Average number of table games	121	116	133	114
Average number of slot machines	1,278	761	1,233	779

Marina Bay Sands:
Table games win per unit per day(1)	$20,156	$21,003	$22,491	$18,928
Slot machine win per unit per day(2)	$1,086	$1,052	$1,050	$992
Average number of table games	564	539	566	541
Average number of slot machines	2,945	2,959	2,964	2,979
____________________

(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(3)	Slot machines were relocated to other properties during the three months ended March 31, 2026.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	June 30,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$457	$524	$(67)
Rooms	43	50	(7)
Food and beverage	15	15	—
Mall	62	62	—
Convention, retail and other	14	12	2
Net revenues	$591	$663	$(72)

Adjusted Property EBITDA	$165	$236	$(71)
EBITDA Margin %	27.9%	35.6%	(7.7)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$1,028	$859	$169
Rolling Chip win %(1)	0.62%	3.57%	(2.95)	pts

Non-Rolling Chip drop	$2,452	$2,348	$104
Non-Rolling Chip win %	20.4%	23.5%	(3.1)	pts

Slot handle	$1,399	$1,372	$27
Slot hold %	4.1%	3.3%	0.8	pts

Hotel Statistics

Occupancy %	98.2%	98.6%	(0.4)	pts
Average daily room rate (ADR)	$197	$195	$2
Revenue per available room (RevPAR)	$194	$192	$2
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	June 30,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$548	$495	$53
Rooms	100	95	5
Food and beverage	31	27	4
Mall	23	21	2
Convention, retail and other	8	4	4
Net revenues	$710	$642	$68

Adjusted Property EBITDA	$192	$205	$(13)
EBITDA Margin %	27.0%	31.9%	(4.9)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$3,523	$2,090	$1,433
Rolling Chip win %(1)	3.67%	4.09%	(0.42)	pts

Non-Rolling Chip drop	$2,584	$2,196	$388
Non-Rolling Chip win %	20.8%	21.9%	(1.1)	pts

Slot handle	$2,227	$2,114	$113
Slot hold %	4.0%	4.0%	—	pts

Hotel Statistics

Occupancy %	96.7%	93.3%	3.4	pts
Average daily room rate (ADR)	$262	$259	$3
Revenue per available room (RevPAR)	$254	$242	$12
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	June 30,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$165	$143	$22
Rooms	32	34	(2)
Food and beverage	14	11	3
Mall	5	5	—
Convention, retail and other	2	1	1
Net revenues	$218	$194	$24

Adjusted Property EBITDA	$38	$44	$(6)
EBITDA Margin %	17.4%	22.7%	(5.3)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$169	$—	$169
Rolling Chip win %(1)	(2.26)%	—%	—	pts

Non-Rolling Chip drop	$816	$663	$153
Non-Rolling Chip win %	21.6%	21.4%	0.2	pts

Slot handle	$1,302	$872	$430
Slot hold %	3.3%	4.0%	(0.7)	pts

Hotel Statistics

Occupancy %	97.4%	99.2%	(1.8)	pts
Average daily room rate (ADR)	$141	$147	$(6)
Revenue per available room (RevPAR)	$138	$146	$(8)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	June 30,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$59	$122	$(63)
Rooms	28	28	—
Food and beverage	8	7	1
Mall	41	37	4
Convention, retail and other	1	—	1
Net revenues	$137	$194	$(57)

Adjusted Property EBITDA	$20	$66	$(46)
EBITDA Margin %	14.6%	34.0%	(19.4)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$2,824	$1,399	$1,425
Rolling Chip win %(1)	(1.15)%	2.72%	(3.87)	pts

Non-Rolling Chip drop	$839	$655	$184
Non-Rolling Chip win %	21.6%	22.3%	(0.7)	pts

Slot handle	$—	$19	$(19)
Slot hold %	—%	2.3%	—	pts

Hotel Statistics

Occupancy %	95.1%	92.1%	3.0	pts
Average daily room rate (ADR)	$507	$502	$5
Revenue per available room (RevPAR)	$482	$462	$20
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	June 30,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$88	$63	$25
Rooms	5	4	1
Food and beverage	2	3	(1)
Convention, retail and other	—	1	(1)
Net revenues	$95	$71	$24

Adjusted Property EBITDA	$11	$9	$2
EBITDA Margin %	11.6%	12.7%	(1.1)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$26	$23	$3
Rolling Chip win %(1)	11.78%	5.60%	6.18	pts

Non-Rolling Chip drop	$497	$389	$108
Non-Rolling Chip win %	14.2%	14.4%	(0.2)	pts

Slot handle	$1,526	$589	$937
Slot hold %	2.1%	3.0%	(0.9)	pts

Hotel Statistics

Occupancy %	99.4%	99.4%	—	pts
Average daily room rate (ADR)	$162	$176	$(14)
Revenue per available room (RevPAR)	$161	$175	$(14)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	June 30,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$1,024	$1,068	$(44)
Rooms	151	134	17
Food and beverage	98	84	14
Mall	67	62	5
Convention, retail and other	40	40	—
Net revenues	$1,380	$1,388	$(8)

Adjusted Property EBITDA	$689	$768	$(79)
EBITDA Margin %	49.9%	55.3%	(5.4)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$9,269	$8,945	$324
Rolling Chip win %(1)	4.74%	5.26%	(0.52)	pts

Non-Rolling Chip drop	$2,597	$2,360	$237
Non-Rolling Chip win %	22.9%	23.7%	(0.8)	pts

Slot handle	$6,382	$6,192	$190
Slot hold %	4.6%	4.6%	—	pts

Hotel Statistics

Occupancy %	95.6%	95.0%	0.6	pts
Average daily room rate (ADR)	$982	$888	$94
Revenue per available room (RevPAR)	$939	$844	$95
____________________

(1)
This compares to our theoretical Rolling Chip win percentage of 4.2% and 4.1% for the three months ended June 30, 2026 and 2025, respectively (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Beginning with the three months ended September 30, 2025, we revised our expected hold-adjusted win percentage for Marina Bay Sands to be based on the theoretical hold percentage measured by technology-enabled gaming tables.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended June 30, 2026					TTM June 30, 2026
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$62	$55	88.7%	829,874	89.3%	$2,161

Shoppes at Four Seasons
Luxury Retail	29	27	93.1%	161,025	100.0%	5,670
Other Stores	12	11	91.7%	94,292	78.7%	2,115
	41	38	92.7%	255,317	92.1%	4,650

Shoppes at Londoner	23	19	82.6%	518,122	75.9%	1,886

Shoppes at Parisian	5	3	60.0%	253,784	66.4%	428

Total Cotai Strip in Macao	131	115	87.8%	1,857,097	82.8%	2,331

The Shoppes at Marina Bay Sands	67	61	91.0%	616,028	100.0%	3,279

Total	$198	$176	88.9%	2,473,125	87.1%	$2,608
____________________

Note:	This table excludes the results of our retail outlets at Sands Macao.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.